Asset Purchase Agreement

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of October 6, 2011 (the “Effective Date”) by and between Global Health Voyager, Inc. a Delaware corporation (“Acquiror”), Healthcare International Networks, LLC a Delaware limited liability company the (“Seller”).

Recitals

A.       The Seller has determined that it would be advisable and in its best interests that Acquiror purchase from Seller, and Seller sell, transfer and assign to Acquiror, the Purchased Assets (as defined below) all on the terms set forth herein (the “Asset Purchase”), and, in furtherance thereof, has approved the Asset Purchase and the other transactions contemplated by this Agreement.

B.       Seller and Acquiror desire to make certain representations, warranties, covenants and other agreements in connection with the Asset Purchase as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1       Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

(i)        “Acquiror Ancillary Agreements” means all agreements and documents to which Acquiror is or will be a party that are required to be executed pursuant to this Agreement.

(ii)       “Business” means the entire business of Seller known as "Planet Hospital", including, without limitation, any and all business or activity related to the medical tourism operations of "Planet Hospital" except for any activities expressly retained by Seller hereunder.

(iii)      “Business Day” means a day (a) other than Saturday or Sunday and (b) on which commercial banks are open for business in Los Angeles, California.

(iv)      “Code” shall mean the Internal Revenue Code of 1986, as amended.

(v)       “Contract” means any contract, agreement, instrument, understanding, commitment or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

(vi)      “Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, ownership or right to use, or other encumbrance of any kind in respect of such asset.

(vii)      “Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

(viii)     “IRS” means the Internal Revenue Service.

(ix)       “Legal Requirements” means any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, awards, judgments and decrees applicable to Seller or to any of its assets, properties or businesses.

(x)       “Liabilities” means all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

(xi)       “Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

(xii)      “Purchased Assets” has the meaning set forth in Section 1.2.

(xiii)     “Regulatory Approvals” means all permits, licenses, certifications or approvals of any Governmental Entity associated with or necessary for the ownership, use or operation of the Purchased Assets or otherwise related to or used in or necessary for the Business.

(xiv)     “Securities Act” means the Securities Act of 1933, as amended.

(xv)      “Seller Ancillary Agreements” means all agreements and documents to which Seller is or will be a party that are required to be executed pursuant to this Agreement.

(xvi)      “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), and (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

(xvii)     “Tax Return” means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.1 shall have the meanings assigned to such terms in this Agreement.

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1.2       Purchased Assets. Upon the terms and subject to the conditions of this Agreement, Acquiror agrees to purchase from Seller and Seller agrees to sell, transfer, convey, assign and deliver, or cause to be sold, transferred, conveyed, assigned and delivered, to Acquiror at the Closing all right, title and interest in and to all of the following assets free and clear of all Encumbrances (collectively, the “Purchased Assets”):

(i)       All assets and property of Seller listed on Schedule 1.2;

(ii)      All Seller Authorizations and all rights of Seller therein or thereto;

(iii)     The goodwill associated with the Purchased Assets and the Business;

(iv)     All of Seller’s general and financial records, marketing and sales information, pricing, marketing plans, promotional materials, business plans, financial and business projections, customer lists, and other files and records (or applicable portions thereof) pertaining to the Purchased Assets and/or the Business; and

(v)      Any and all other assets and rights that are or have been owned or controlled or held by Seller, including, without limitation, any and all assets and rights that are or have been used or exploited in connection with the Business.

Notwithstanding the foregoing or anything else in this Agreement, the failure of any item to appear on a schedule that purports to list Purchased Assets of a type shall have no effect on the classification of that item as a Purchased Asset (or that type of Purchased Asset).

1.3       Exclusion of Liabilities. As a material consideration and inducement to Acquiror to enter into this Agreement, Seller will retain, and will be solely responsible for paying, performing and discharging when due, and Acquiror will not assume or otherwise have any responsibility or liability for, any and all Liabilities of Seller (whether now existing or hereafter arising) and in any way associated with the Purchased Assets or otherwise (the “Excluded Liabilities”).

1.4       Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof. The Closing shall take place at the offices of Global Health Voyager, Inc., Los Angeles, California, or at such other location as the parties hereto agree. The date on which the Closing actually occurs is herein referred to as the “Closing Date.”

1.5       Purchase Price.

(a)       Purchase Price. On the terms and subject to the conditions set forth in this Agreement, as consideration for the Purchased Assets, Acquiror shall issue $90,000 of restricted common stock (the "Common Stock") of Acquiror determined upon the following formula: $90,000 divided by the average of the closing sale prices of the Common Stock on the Over the Counter Bulletin Board over the thirty trading days prior to the Closing Date (collectively, the “Consideration Shares”), ( referred to also as the “Purchase Price”). The Consideration Shares will be issued to Seller or Seller's designees.

(b)       Allocation of Purchase Price. Acquiror and Seller shall in good faith agree upon the allocation of the Purchase Price among the Purchased Assets in accordance with the principles of Section 1060 of the Code and Treasury regulations thereunder (the “Purchase Price Allocation”).

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1.6       Title Passage; Delivery of Purchased Assets.

(a)       Title Passage. Upon the Closing, all of the right, title and interest of Seller in and to all of the Purchased Assets shall pass to Acquiror.

(b)       Method of Delivery of Assets; Transfer Taxes. The Purchased Assets shall be delivered to Acquiror in the form and to the location to be determined by Acquiror in its reasonable discretion; provided, that, to the extent practicable, Seller shall deliver all of the Purchased Assets through electronic delivery or in another manner reasonably calculated and legally permitted to minimize or avoid the incurrence of transfer and sales Taxes if such method of delivery does not adversely affect the condition, operability or usefulness of any Purchased Asset.

1.7       Taxes.

(a)       Seller shall be responsible for, and shall pay all Taxes incurred or that may be payable in connection with the transaction contemplated by this Agreement to any taxing authority (including without limitation the sale, transfer, and delivery of the Purchased Assets) (collectively, “Transaction Taxes”). Acquiror and Seller agree to cooperate in the filing of all necessary documentation and all Tax returns, reports and forms with respect to all such Transaction Taxes.

(b)       Seller shall be responsible for and shall pay any and all Taxes with respect to the Purchased Assets relating to all periods (or portions thereof) ending on or prior to the Closing Date, and Acquiror shall be responsible for and shall pay any and all Taxes with respect to the Purchased Assets relating to all periods (or portions thereof) ending after the Closing Date.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the disclosures set forth in the disclosure letter of Seller delivered to Acquiror concurrently with the parties’ execution of this Agreement and which is attached hereto (the “Seller Disclosure Letter”), Seller represents and warrants to Acquiror that all of the following statements in this Article II are true and correct as follows without exception:

2.1       Organization, Standing and Power. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently being conducted and as currently proposed by it to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to have a material adverse effect on the Business or the Purchased Assets.

2.2       Authority; Noncontravention.

(a)       Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Seller Ancillary Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the Seller Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Seller, the managers of Seller and the members of Seller and any other holder with an ownership interest in Seller (collectively, the “Seller Members”). This Agreement has been duly executed and delivered by Seller. This Agreement and the Seller Ancillary Agreements constitute valid and binding obligations of Seller and the enforceable against Seller in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. All Seller Members by resolutions duly adopted (and not thereafter modified or rescinded), have approved and adopted this Agreement and the Seller Ancillary Agreements, the execution and delivery hereof and approved the Asset Purchase and, determined that this Agreement and the terms and conditions of the Asset Purchase and this Agreement are advisable and in the best interests of the Seller and the Seller Members.

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(b)       The execution and delivery by Seller of this Agreement and the Seller Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) result in the creation of any Encumbrance on any of the Purchased Assets or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of Seller’s Operating Agreement, dated _________, 20__ or other equivalent organizational or governing documents of the Seller, in each case as amended to date, (B) any Contract applicable to any of the Purchased Assets, or (C) any Legal Requirements applicable to Seller or any of the Purchased Assets.

(c)       No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity of any other Person is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the Seller Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby that would reasonably be expected to materially and adversely affect the ability of the Seller to consummate the Asset Purchase or any of the other transactions contemplated hereby.

2.3       Litigation. There is no action, suit, proceeding, claim, mediation, arbitration or investigation pending, or, to the knowledge of Seller , threatened against Seller (or Seller’s employees, officers or members, in their capacities as such) or any of the Purchased Assets, nor, to the knowledge of Seller, is there any reasonable basis for any such action, suit, proceeding, claim, mediation, arbitration or investigation. There is no judgment, decree, injunction or order against Seller or any of the Purchased Assets.

2.4       Compliance with Laws; Governmental Permits. Seller has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any Legal Requirement with respect to the ownership or operation of the Purchased Assets.

2.5       Tax Matters. There is no pending audit or examination concerning any Tax Return of Seller that relates to the Business or the Purchased Assets and Seller has not received any notice of any request for such an audit or examination. There is no pending claim or assessment or lien against Seller or any of the Purchased Assets by any Governmental Entity concerning any alleged deficiency in Taxes that relate to the Business or the Purchased Assets and Seller has not received any notice that such a claim or assessment will be brought against Seller. There are no Encumbrances on any of the Purchased Assets relating to or attributable to Taxes.

2.6       Intellectual Property.

(a)       As used in this Agreement, the following terms shall have the meanings indicated below:

(i)       “Intellectual Property” means any and all trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, customer lists and supplier lists, all trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, trust marks, and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name registrations, Internet and World Wide Web URLs or addresses, all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, all computer software, including all source code, object code, firmware, development tools, files, records and data, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

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(ii)       “Seller IP Rights” means all Intellectual Property that is directly or indirectly owned or controlled by or licensed to the Seller or to which Seller otherwise has any rights, and includes, without limitation, all Intellectual Property Rights necessary to conduct the business of the Seller as conducted in the past, as currently conducted and as currently proposed to be conducted as of the Effective Date by the Seller.

(b)       Seller (i) owns free and clear of all Encumbrances and has independently developed or acquired, all of the Seller Intellectual Property owned by it and all Seller IP Rights.

(c)       Neither the execution or delivery or effectiveness of this Agreement nor the performance of Seller’s obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of any Intellectual Property or Seller IP Right or impair the right of Seller or Acquiror to use, possess, sell or license any such property or rights. Seller has taken commercially reasonable steps to protect and maintain all such property and rights.

(d)       Seller has not been involved in any suit, action or proceeding (or received any notice or threat) which involves a claim of infringement, violation, dilution or misappropriation of any Intellectual Property right of any third party or which contests the legality, use, validity, ownership or right of Seller to exercise any of the Seller IP Rights, and there is no reasonable basis for any of the foregoing. Seller has not received any notices of any infringement or misappropriation by, or any conflict with, any third party with respect to any Intellectual Property Right (including any demand or request that Seller license any rights from a third party).

(e)       Seller has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information included in the Seller IP Rights (“Confidential Information”).

(f)       The execution, delivery and performance of this Agreement, will comply with all applicable Legal Requirements relating to privacy and with the Seller’s privacy policies. Seller has not received any complaint or claim regarding the Seller’s collection, use or disclosure of personally identifiable information, and to the Seller’s knowledge there is no reasonable basis for such complaint or claim.

2.7       Sufficiency of Assets; Absence of Encumbrances. The Purchased Assets constitute all of the assets that are necessary for Acquiror to own, conduct, operate, and continue the Business and to sell and otherwise enjoy full rights to exploitation of the Purchased Assets and all products and services that are provided in connection with the Purchased Assets without (a) the need for Buyer to acquire or license any other asset, property or Third Party Intellectual Property Right, and (b) the breach or violation of any Contract. Upon Closing, Acquiror will acquire exclusive, good and marketable title or license to the Purchased Assets.

2.8       Adequate Provision for Creditors. Seller has determined that after the consummation of the transactions contemplated by this Agreement, Seller will be able to meet its obligations to its creditors as they come due.

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2.9       Capitalization. The capitalization and outstanding ownership interests in Seller as of immediately prior to the Closing Date is set forth on Exhibit A hereto. Upon any distribution of the Consideration Shares by Seller, the Consideration Shares will be distributed as set forth next to each Seller Member’s name on Exhibit A attached hereto. Each person or entity acquiring such shares is an "accredited investor" within the meaning of Regulation D of the Securities Act of 1933, as amended (the "1933 Act").

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Acquiror represents and warrants to Seller that all of the following statements in this Article III are true and correct as follows:

3.1       Organization, Standing and Power. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently being conducted.

3.2       Authority. Acquiror has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Acquiror Ancillary Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the Acquiror Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Acquiror and Acquiror’s Board of Directors. This Agreement has been duly executed and delivered by Acquiror. This Agreement and the Acquiror Ancillary Agreements are valid and binding obligations of Acquiror enforceable against Acquiror in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.3       Valid Issuance of Consideration Shares. The Consideration Shares that are being issued, sold and delivered to Seller in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of any Encumbrances or restrictions on transfer other than restrictions on transfer under this Agreement, the Stock Confirmation and Restriction Agreement, the Seller Ancillary Agreements and under applicable state and federal securities laws. The sale of the Consideration Shares pursuant to this Agreement is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

ARTICLE IV
ADDITIONAL AGREEMENTS

4.1       Confidentiality; Public Disclosure. Seller covenants and agrees with Acquiror that, from and at all times after the Closing, (a) the Purchased Assets (including any trade secrets) and (b) any confidential and/or proprietary information relating to Acquiror or Acquiror’s business obtained in connection with the efforts undertaken by the parties to consummate the transactions contemplated hereby, will be held in strict confidence by Seller and will not be disclosed or used by Seller, except to the extent (a) such information is or becomes a matter of public knowledge through no fault of Seller, (b)  disclosure by Seller is, in each case, expressly authorized in writing by Acquiror, (c) if required to be disclosed by law or judicial order, provided that the Seller shall give the Acquiror prompt written notice of such required disclosure in order to afford the Acquiror an opportunity to seek a protective order or other legal remedy to prevent the disclosure, and shall reasonably cooperate with the Acquiror’s efforts to secure such a protective order or other legal remedy to prevent the disclosure. Neither party shall issue any press release or other public statement relating to the terms of this Agreement or the transactions contemplated hereby, without the prior written approval of the other party (not to be unreasonably withheld), except (i) as reasonably necessary to obtain the necessary consents of third parties contemplated by this Agreement, or (ii) as required by applicable law or regulation including Acquiror's requirements for disclosure under the 1934 Securities Exchange Act, as amended as well as such press releases and other public disclosure as Acquiror deems necessary or desirable.

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4.2       Consents. Seller shall use its reasonable efforts to obtain as promptly as possible, and deliver to Acquiror at or prior to the Closing, all consents, waivers and approvals from third parties necessary to effect the assignment and transfer to Acquiror of good and marketable title to all of the Purchased Assets free and clear of all Encumbrances.

ARTICLE V
CONDITIONS TO THE ASSET PURCHASE

5.1       Conditions to Obligations of Each Party. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)       No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Asset Purchase shall be in effect, nor shall any action have been taken by any Governmental Entity seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Asset Purchase, which makes the consummation of the Asset Purchase illegal.

(b)       Ancillary Agreements. Acquiror and Seller shall have executed the Ancillary Agreements.

5.2       Additional Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate the transactions contemplated hereby shall be subject to the fulfillment or satisfaction, at or prior to the Closing, of each of the following conditions (it being understood that each such condition is solely for the benefit of Acquiror and may be waived by Acquiror in writing in its sole discretion without notice, liability or obligation to any Person):

(a)       Representation and Warranties. The representations and warranties of Seller in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date.

(b)       Covenants. Seller shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c)       Non-Compete and Indemnity Agreements. Acquiror shall have received from Mr. Rudy Rupak an executed non-compete agreement in the form of Exhibit B hereto and an executed Indemnification Agreement in the form of Exhibit C hereto.

(d)       Additional Deliverables. Seller shall deliver or cause to be delivered to Acquiror, the following items:

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(i)       the Stock Confirmation and Restriction Agreement in the form attached hereto as Exhibit B, executed by Seller and each Seller Member receiving shares Consideration Shares;

(ii)       a certificate, dated as of the Closing Date and executed on behalf of Seller by a Manager of Seller, certifying Seller’s (i) Operating Agreement, and (ii) manager and member resolutions approving this Agreement and the transactions contemplated hereby;

(iii)       the executed Bill of Sale and Assignment Agreement.

ARTICLE VI

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION BY SELLER

6.1       Survival of Representations. The representations and warranties of the parties contained in this Agreement shall survive the Closing until the date that is twenty four months following the Closing Date; provided, however, that any claim for Damages (as defined below) based on Fraud shall survive the Closing Date until expiration of the applicable statute of limitations.

6.2       Indemnification. Subject to the limitations set forth in this Article VI, Seller and each Seller Member shall indemnify and hold harmless Acquiror and its successors and assigns from and against any losses, liabilities, damages, costs and expenses, including the fees of counsel (collectively, “Damages”) resulting from (i) any breach of any representation or warranty made by Seller or any Seller Party Member in this Agreement, (ii) any breach of any of the covenants or agreements made by Seller or any Seller Party Member in this Agreement, (iii) the operation of the Business or the Purchased Assets by Seller at any time or times on or prior to the Closing Date and (iv) any failure of Seller or the Seller Members to pay the Transaction Taxes.

ARTICLE VII

GENERAL PROVISIONS

7.1       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the date of delivery, if delivered personally or by commercial delivery service or mailed by registered or certified mail (return receipt requested) or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt) to the parties hereto at the address set forth on the signature pages hereto (or at such other address for a party as shall be specified by like notice).

7.2       Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart.

7.3       Entire Agreement; Parties in Interest; Legal Review. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto and the schedules hereto, (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and shall survive any termination of this Agreement in accordance with its terms and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder and (iii) shall not be assigned by operation of law or otherwise except as specifically provided herein. The parties acknowledge that no party hereto shall be deemed to have made any representations, warranties, agreements or covenants in connection with the Asset Purchase except as expressly set forth in this Agreement. Each of the parties acknowledges and agrees that it has had ample opportunity to review the Asset Purchase Agreement and all related documents with counsel of its choosing. The parties acknowledge that the Asset Purchase Agreement and all related documents were prepared by counsel to Global Health Voyager, Inc. at the request of Global Health Voyager, Inc.

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7.4       Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party hereto, and any such assignment without such prior written consent shall be null and void, except that either party may assign this Agreement to any direct or indirect wholly owned subsidiary; provided, however, that the assigner shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

7.5       Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use all reasonable best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

7.6       Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.

7.7       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located within the State of California. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or. With respect to any particular action, suit or proceeding, venue shall lie solely in Los Angeles County, California.

7.8       Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including costs, expenses and fees on any appeal) and its costs of suit, regardless of whether such suit proceeds to final judgment.

7.9       No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and their status is, and at all times will continue to be, that of independent contractors with respect to each other. Except as provided herein, no party will have any power or authority to bind or commit any other party. .

7.10       Rules of Construction. Each party hereto has been represented by its own counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waives, with respect to this Agreement, each schedule and each exhibit attached hereto, the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of Acquiror and Seller have caused this Asset Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

Acquiror:

Global Health Voyager, Inc.:

By:	/s/ Ali Moussavi
Name: Ali Moussavi
Title: Chief Executive Officer

Seller:

Healthcare International Networks, LLC:

By:	/s/ Rudy Rupak
Name: Rudy Rupak
Title: Manager

[Signature Page to Asset Purchase Agreement]

List of Attachments

1.2 - Purchased assets

1.3 - Assumed Liabilities

Disclosure Letter

Ancillary Agreements

Exhibit A

Schedule of Seller's members and owners by percentage and type of member interest.

% of Consideration Shares to be received

Exhibit A

[confirmation and restriction agreement]

Exhibit B

[Non Competition Agreement]

Exhibit C

[Indemnification Agreement]

1.2 - Purchased assets

Brand Name and Logo: This includes the brand names PLANETHOSPITAL, SIMPOL (Self Insured Medical Plan Overseas for Less) and the following logo: And the slogan “A New Way to Care” (Note that a retainer was paid to trademark all of the above but the trademark was not completed due to lack of funds.):

Domain names include:

www.planethospital.com

www.planethospital.net

SURROGATEINDIA.COM

SURROGATEINDIA.COM

SURROGATETOURISM.COM

WORLDOFCAREPLAN.COM

AKANKSHAFERTILITY.COM

AKANKSHAINFERTILITY.COM

ASSEENONSICKO.COM

DOCTORNANYAPATEL.COM

DOMESTICMEDICALCARE.COM

DOMESTICMEDICALTOURISM.COM

HOSPITALPLANET.COM

INDIASURROGATE.COM

INDIASURROGATES.COM

MEDICINEOFTOMORROW.NET

PLANETHOSPITAL.CO.UK

PLANETHOSPITAL.COM

PLANETHOSPITAL.INFO

PLANETHOSPITAL.NET

PLANETPROVIDER.COM

SURROGATEINDIA.COM

SURROGATETOURISM.COM

WHATSEEMSTOBETHEPROBLEM.COM

WORLDOFCAREPLAN.COM

WORLDSBESTOFFICEPARTY.COM

WORLDSBIGGESTCHRISTMASPARTY.COM

WORLDSBIGGESTXMASPARTY.COM

WORLDSLARGESTCHRISTMASPARTY.COM

WORLDSLARGESTXMASPARTY.COM

Various domain names had recently expired the above are current.

- Any and all “Intellectual Properties” (IP), not limited to hosting accounts, servers, data management systems, and cloud computing systems, which are in relation to any and all of the domains/websites listed above

Hospital and doctor Network Concierge network Publicity and goodwill (over 209 media events). Computers and printers: approx $2,000 worth of equipment

Seller Disclosure Letter

Seller makes no written disclosures, exceptions, or explanations to the Purchase Agreement and states "none" as to any exceptions to the Representations and Warranties.